EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-108279, 333-102260, 333-98343, 333-67100, 333-67102, 333-37191, 333-37193, 333-04224, 333-16687, 333-27353, 333-23705) pertaining to the Employee Stock Purchase Plan, Spectrian 1992 Stock Plan, as amended, Spectrian 1994 Director Option Plan, as amended, Spectrian 1998 NonStatutory Stock Option Plan, as amended, Spectrian 1998 Employee Stock Purchase Plan, as amended, Non-Plan Options, Employee Stock Purchase Plan, Equity Incentive Plan and Employee Stock Purchase Plan of REMEC, Inc., C&S Hybrid, Inc. 1996 Equity Incentive Plan, Equity Incentive Plan and Employee Stock Purchase Plan, Magnum Microwave Corporation 1990 Employee Stock Option Plan and 1996 Nonemployee Directors Stock Option Plan, REMEC, Inc. Profit Sharing 401(k) Plan, Radian Technology, Inc. 1987 Stock Option Plan; Form S-3 (No.’s 333-114170, 333-111409, 333-106767, 333-31428, 333-83827, 333-46891, 333-45595, 333-45353, 333-45357, 333-30803 and 333-25437); and Form S-4 (No.’s 333-90882, 333-74085, 333-27023 and 333-05343) of our report dated March 19, 2004 with respect to the consolidated financial statements of REMEC, Inc. included in the Annual Report on Form 10-K for the year ended January 31, 2004.

We also consent to the incorporation by reference therein of our report dated March 19, 2004 with respect to the financial statement schedules of REMEC, Inc for the years ended January 31, 2004, 2003 and 2002 included in the Annual Report (Form 10-K) for 2004 filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

San Diego, California

April 12, 2004